Exhibit T3A

CERTIFICATE OF INCORPORATION

OF

Quebecor Printing Capital Corporation

1.                                       The name of the corporation is Quebecor Printing Capital Corporation.

2.                                       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of the registered agent is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is three thousand (3000), par value $1.00 per share, amounting in the aggregate to $3,000.00.

5.                                       The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
D. M. Dembkowski	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6.                                       The corporation is to have perpetual existence.

7.                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.                                       Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.                                       The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.                                 A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of December, 1996.

D. M. Dembkowski
D. M. Dembkowski
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

Quebecor Printing Capital Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Quebecor Printing Capital Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1.             The name of the corporation is Quebecor World Capital Corporation.

SECOND:               That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Quebecor Printing Capital Corporation has caused this certificate to be signed by Marie D. Hlavaty, its Vice President, General Counsel and Secretary, this 31st day of May, 2000.

QUEBECOR PRINTING CAPITAL CORPORATION

By:	/s/ Marie D. Hlavaty
Name: Marie D. Hlavaty
Title: Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QUEBECOR WORLD CAPITAL CORPORATION

*****

Quebecor World Capital Corporation, a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:               Paragraph 1 of the Certificate of Incorporation of Quebecor World Capital Corporation is hereby deleted and a new Article First is hereby substituted therefore as follows:

1.     The name of the corporation is Novink (USA) Corp. (the “Corporation”).

SECOND:          Paragraph 4 of the Certificate of Incorporation of Quebecor World Capital Corporation is hereby amended to add the following sub-paragraphs:

a)     The corporation shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101-1532, as in effect on the date hereof.

b)    Reverse Stock Split.  At the time this amendment becomes effective (the “Effective Date”), each share of Common Stock issued and outstanding immediately prior to the Effective Date (referred to in this sub-paragraph b) as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one-thousandth of a share of Common Stock, par value $1.00 per share (referred to in this sub-paragraph b) as the “New Common Stock”), subject to the treatment of fractional share interests as described below.  Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates

(the “New Certificate”, whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation.  From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the one dollar ($1.00) par value of each such share.

THIRD: The Board of Directors of Quebecor World Capital Corporation, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth the foregoing amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the sole stockholder of said corporation for consideration thereof.

FOURTH: Thereafter, pursuant to resolution of its Board of Directors, the amendment was submitted to and approved by written consent of the sole stockholder of said corporation.

FIFTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Quebecor World Capital Corporation has caused this certificate of amendment to be signed by its duly authorized officer as of this 7th  day of July, 2009.

QUEBECOR WORLD CAPITAL CORPORATION

By:	/s/ Marie-E. Chlumecky
Name: Marie-E. Chlumecky
Title: Corporate Secretary